Exhibit 99.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                     BETWEEN
                       AMERICAN WATER WORKS COMPANY, INC.
                                       AND
                            NATIONAL ENTERPRISES INC.







                          Dated as of February 8, 1999



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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................1

         Section 1.1 Certain Definitions.......................................1

ARTICLE II THE MERGER..........................................................6

         Section 2.1 The Merger................................................6
         Section 2.2 Effective Time............................................6
         Section 2.3 Effect of the Merger......................................6
         Section 2.4 Certificate of Incorporation; Bylaws......................6
         Section 2.5 Directors and Officers....................................7
         Section 2.6 Effect on Capital Stock...................................7
         Section 2.7 Surrender of Certificates.................................8
         Section 2.8 No Further Ownership Rights in Company Common Shares......9
         Section 2.9 Lost, Stolen, or Destroyed Company Certificates...........9
         Section 2.10 Closing; Closing Date....................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................10

         Section 3.1 Organization and Qualification; Interest in Other
                     Entities.................................................10
         Section 3.2 Certificate of Incorporation and Bylaws..................10
         Section 3.3 Capitalization...........................................10
         Section 3.4 Authority Relative to this Agreement.....................11
         Section 3.5 No Conflicts; Required Filings and Consents..............11
         Section 3.6 Compliance; Permits......................................12
         Section 3.7 Financial Statements.....................................13
         Section 3.8 Absence of Certain Changes or Events.....................14
         Section 3.9 Absence of Litigation....................................14
         Section 3.10 Benefit Plans...........................................14
         Section 3.11 Labor Matters...........................................16
         Section 3.12 Taxes...................................................17
         Section 3.13 Real Estate.............................................18
         Section 3.14 Title to Property.......................................19
         Section 3.15 Environmental Matters...................................20
         Section 3.16 Contracts...............................................22
         Section 3.17 Brokers.................................................23
         Section 3.18 Intellectual Property...................................23
         Section 3.19 Accounts Receivable.....................................23
         Section 3.20 Undisclosed Liabilities.................................24

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         Section 3.21 Product Liability.......................................24
         Section 3.22 Supply of Utilities.....................................24
         Section 3.23 Insurance...............................................24
         Section 3.24 Relationships with Customers and Suppliers..............25
         Section 3.25 WARN Act................................................25
         Section 3.26 Condition of Assets.....................................25
         Section 3.27 Transactions with Related Parties.......................25
         Section 3.28 Year 2000 Compliance....................................26
         Section 3.29 Pooling.................................................26
         Section 3.30 Disclosures.............................................26
         Section 3.31  Schedules..............................................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIROR.........................27

         Section 4.1 Organization and Qualification...........................27
         Section 4.2 Certificate of Incorporation and Bylaws..................27
         Section 4.3 Capitalization...........................................27
         Section 4.4  Authority Relative to this Agreement....................27
         Section 4.5 No Conflict; Required Filings and Consents...............28
         Section 4.6 SEC Filings; Financial Statements........................28
         Section 4.7 Absence of Certain Changes or Events.....................29
         Section 4.8 Brokers..................................................29
         Section 4.9.  Year 2000 Compliance...................................29
         Section 4.10 Pooling.................................................30
         Section 4.11.  Disclosures...........................................30

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER..............................30

         Section 5.1 Conduct of Business by the Company Pending the Merger....30
         Section 5.2 Other Proposals; Negotiations............................33
         Section 5.3 Mutual Covenants.........................................33
         Section 5.4 Disclosure Schedules.....................................34
         Section 5.5 Filings and Authorizations...............................34
         Section 5.6 Cooperation..............................................35
         Section 5.7 State Takeover Statutes..................................36
         Section 5.8 Delivery of Financial Statements and Reports.............36

ARTICLE VI ADDITIONAL AGREEMENTS..............................................36

         Section 6.1 Notification of Certain Matters..........................36
         Section 6.2 Further Action...........................................37
         Section 6.3 Public Announcements.....................................37
         Section 6.4 Affiliates...............................................37

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         Section 6.5 Preserving Qualification as Reorganization under
                     Section 368 of the Code and Pooling of Interests
                     Accounting Treatment.....................................38
         Section 6.6 Additional Board Seats...................................38
         Section 6.7 Employee Matters.........................................38
         Section 6.8 Tax Certificates.........................................38
         Section 6.9 Due Diligence............................................38

ARTICLE VII CONDITIONS OF MERGER..............................................39
         Section 7.1 Conditions to Obligations of Each Party to Effect
                     the Merger...............................................39
         Section 7.2 Additional Conditions to Obligations of Acquiror.........39
         Section 7.3 Additional Conditions to Obligations of the Company......41

ARTICLE VIII TERMINATION, AMENDMENT, AND WAIVER...............................42
         Section 8.1 Termination..............................................42
         Section 8.2 Effect of Termination....................................43
         Section 8.3 Fees and Expenses........................................43

ARTICLE IX GENERAL PROVISIONS.................................................44

         Section 9.1 Nature and Survival of Representations and Warranties....44
         Section 9.2 Construction.............................................44
         Section 9.3 Notices..................................................44
         Section 9.4 Exhibits and Schedules...................................46
         Section 9.5 Severability.............................................46
         Section 9.6 Entire Agreement; Beneficiaries..........................46
         Section 9.7 Assignment...............................................46
         Section 9.8 Parties in Interest......................................46
         Section 9.9 Governing Law............................................46
         Section 9.10 Counterparts............................................46
         Section 9.11 Remedies for Breach.....................................46
         Section 9.12 Commencement of Suits, Actions, Etc.....................47
         Section 9.13 Amendment; Waiver.......................................47
         Section 9.14 Captions................................................47
         Section 9.15 Additional Disclosures..................................47


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                             SCHEDULES AND EXHIBITS

Schedules

Schedule 3.1         Organization and Qualification
Schedule 3.3         Capitalization; Stockholders Agreements
Schedule 3.5         No Conflicts; Required Filings and Consents
Schedule 3.6         Compliance; Permits
Schedule 3.7         Financial Statements
Schedule 3.8         Absence of Certain Changes or Events
Schedule 3.9(a)      Absence of Litigation
Schedule 3.9(b)      Outstanding Judgments, Orders and Decrees
Schedule 3.10        Benefit Plans
Schedule 3.11        Labor Matters
Schedule 3.12(a)     Taxes
Schedule 3.12(b)     Taxes
Schedule 3.13(a)     Real Estate
Schedule 3.13(b)     Real Estate
Schedule 3.13(c)     Schedule 3.13(c) Notices of Increased Assessment
Schedule 3.14        Title to Property
Schedule 3.15(a)     Environmental Matters
Schedule 3.15(b)     Environmental Matters
Schedule 3.15(c)     Environmental Matters
Schedule 3.16        Contracts
Schedule 3.18(a)     Intellectual Property
Schedule 3.18(b)     Intellectual Property
Schedule 3.20        Undisclosed Liabilities
Schedule 3.21        Product Liability
Schedule 3.22        Supply of Utilities
Schedule 3.23        Insurance
Schedule 3.25        WARN Act
Schedule 3.26(a)     Condition of Assets
Schedule 3.26(b)     Condition of Assets
Schedule 3.27        Transactions with Related Parties
Schedule 3.28        Restrictions
Schedule 3.29        Year 2000 Compliance
Schedule 4.3         Capitalization
Schedule 4.5              No Conflicts; Required Filings and Consents
Schedule 4.9              Year 2000 Compliance
Schedule 5.1              Conduct of Business
Schedule 7.2(h)      Resignations of Certain Officers and Directors

Exhibits

Exhibit A            Certificate of Merger
Exhibit B            Form of Legal Opinion of the Company's counsel
Exhibit C            Form of Legal Opinion of Acquiror's counsel
Exhibit D            Form of Registration Rights Agreement


                                     - iv -
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 8, 1999 (the "Agreement"), is by and between AMERICAN WATER WORKS
COMPANY, INC., a Delaware corporation ("Acquiror") and NATIONAL ENTERPRISES INC., a Missouri corporation (the "Company").

          WHEREAS, the Boards of Directors of Acquiror and the Company have each determined that it is in the best interests of their respective stockholders for the Company to merge (the "Merger") with and into Acquiror upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Board of Directors of Acquiror has approved the Merger in
accordance  with  the  provisions  of  Section  251  of  the  Delaware   General
Corporation Law, as amended from time to time (the "DGCL");

          WHEREAS, the Board of Directors of the Company, and the stockholders of the Company, have each approved the Merger in accordance with the provisions of Sections 410 and 425, respectively, of The General and Business Corporation Law of Missouri, as amended from time to time (the "MGBCL");

          WHEREAS, for federal income tax purposes it is intended that the Merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended from time to time (the "Code");

          WHEREAS, the parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes; and

          NOW  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants, and agreements contained in this Agreement and intending to be legally bound, Acquiror and the Company agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Certain Definitions. For purposes of this Agreement, the following definitions will apply:

               (a)  "Access Rights" is defined in Section 3.13(b).

               (b)  "Acquiror" is defined in the recitals to this Agreement.

               (c)  "Acquiror Breach" is defined in Section 8.1(d).

               (d) "Acquiror Common Stock" means the common stock, par value $1.25 per share, of Acquiror.

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               (e)  "Acquiror SEC Reports" is defined in Section 4.6(a).

               (f) "Affiliate" has the meaning given to it in Rule 12b-2 under the Exchange Act.

               (g)  "Agreement" is defined in the recitals to this agreement.

               (h)  "Antitrust Division" is defined in Section 5.5.

               (i)  "APB No. 16" is defined in Section 3.29.

               (j)  "Authority" is defined in Section 3.9.

               (k)  "Balance Sheet" is defined in Section 3.7.

               (l)  "Balance Sheet Date" is defined in Section 3.7.

               (m)  "Benefit Plans" is defined in Section 3.10(a).

               (n)  "CERCLA" is defined in Section 3.15(c)(vi).

               (o)  "CERCLIS" is defined in Section 3.15(c)(vi).

               (p)  "Certificates of Merger" is defined in Section 2.1.

               (q)  "Closing" is defined in Section 2.10.

               (r)  "Closing Date" is defined in Section 2.10.

               (s)  "Code" is defined in the recitals to this Agreement.

               (t) "Collective Bargaining Agreements" is defined in Section 5.1(i).

               (u)  "Company" is defined in the recitals to this Agreement.

               (v)  "Company Breach" is defined in Section 8.1(e).

               (w) "Company Certificates" means certificates that, immediately prior to the Effective Time, represented issued and outstanding Company Common Shares.

               (x) "Company Common Shares" means common stock, no par value per share, of the Company.

               (y) "Company Disclosure Schedules" means the Schedules to this Agreement (other than Schedule 4.5 and Schedule 4.9 hereto).

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               (z) "Company Stockholders" is defined in Section
7.2(g).

               (aa) "Constituent Corporations" is defined in Section 2.3.

               (ab) "Contracts" is defined in Section 3.16.

               (ac) "DGCL" is defined in the recitals to this Agreement.

               (ad) "Effective Time" is defined in Section 2.2.

               (ae) "Environmental Law" is defined in Section 3.15(a).

               (af) "Environmental Permits" is defined in Section 3.15(a).

               (ag) "Environmental Reports" is defined in Section 3.15(c)(xi).

               (ah) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               (ai) "ERISA Affiliate" means any trade or business
          (whether or not incorporated) that is, or was at any time with respect to which an applicable statute of limitations remains open, under common control with the Company or any Subsidiary, as the case may be, within the meaning of Section 414 of the Code.

               (aj) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               (ak) "Exchange Agent" is defined in Section 2.7(a).

               (al) "Exchange Ratio" is defined in Section 2.6(a).

               (am) "Financial Statements" is defined in Section 3.7.

               (an) "FTC" is defined in Section 5.5.

               (ao) "GAAP" means generally accepted accounting principles.

               (ap) "Hazardous Substances" is defined in Section 3.15(c)(i).

               (aq) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

               (ar) "ILCC" is defined in Section 5.5.

               (as) "INURC" is defined in Section 5.5.

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               (at) "Intellectual  Property Right" means any trademark,  service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed and used or held for use by the Company or any Subsidiary.

               (au) "IRS" is defined in Section 3.10(b).

               (av) "Liens" is defined in Section 3.3.

               (aw) "Management" is defined in Section 3.15(c)(i).

               (ax) "Material Adverse Effect," when used in connection with the Company, the Subsidiaries or Acquiror, means any individual or cumulative changes or effects that are or are reasonably likely to be materially adverse to the properties, business, operations, obligations, capitalization, financial condition or results of operations of the Company or Acquiror, as the case may be, and its subsidiaries, taken as a whole or to the ability of the Company, or Acquiror, as the case may be, to perform its obligations hereunder or to consummate the transactions contemplated hereby, provided, that "Material Adverse Effect" shall not include any change, effect, condition, event or circumstance which are deemed not to constitute a breach of a representation or warranty or failure of a condition pursuant to Section 9.15 or attributable to (i) changes, effects, conditions, events or circumstances that generally affect the
          industries  in  which  the  Company  operates   (including  legal  and
          regulatory changes), (ii) general economic conditions, or (iii) changes arising from the consummation of the Merger or the announcement of the potential acquisition of the Company by Acquiror or the execution of this Agreement.

               (ay) "Merger" is defined in the recitals to this Agreement.

               (az) "Merger Consideration" is defined in Section 2.6(a).

               (ba) "MGBCL" is defined in the recitals to this Agreement.

               (bb) "MPSC" is defined in Section 5.5.

               (bc) "NYPSC" is defined in Section 5.5.

               (bd) "NYSE" means the New York Stock Exchange, Inc.

               (be) "OSHA" means the Occupational Safety and Health Act, as amended from time to time.

               (bf) "PCBs" is defined in Section 3.15(c)(i).

                                     - 4 -
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               (bg) "Permits" is defined in Section 3.6(b).

               (bh) "Permitted Exceptions" is defined in Section 3.14.

               (bi) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity, or group (as defined in Section 13(d)(3) of the Exchange Act).

               (bj) "RCRA" is defined in Section 3.15(c)(iii).

               (bk) "Real Estate" means all real property owned, leased, occupied or used by the Company or any Subsidiary, including easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges and other appurtenances thereto or otherwise (such as appurtenant rights in and to public streets).

               (bl) "Real Property" means the Real Estate, together
         with all fixtures, fittings, buildings, structures and other improvements erected thereon, but not including easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges and other appurtenances thereto or otherwise (such as appurtenant rights in and to public streets).

               (bm) "Released" is defined in Section 3.15(c)(vii).

               (bn) "Returns" is defined in Section 3.12(a)(i).

               (bo) "Rule 145" and "Rule 145 Affiliate" are defined in Section 6.4.

               (bp) "SEC" means the Securities and Exchange Commission.

               (bq) "Securities Act" means the Securities Act of 1933, as amended from time to time.

               (br) "Subsidiary or Subsidiaries" means any corporation, partnership, limited liability company, joint venture, or other legal entity of which the Company (either alone or together with any other subsidiary) owns, directly or indirectly (through one or more subsidiaries), more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of the corporation, partnership, limited liability company, joint venture, or other legal entity.

               (bs) "Surviving Corporation" means Acquiror as the surviving corporation after the Merger.

               (bt) "Tax," "Taxable," "Taxes," and "Taxing Authority" are defined in Section 3.12(c).

               (bu) "Warn Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. " 2102 - 2109, as amended from time to time.


                                   ARTICLE II

                                   THE MERGER

          Section 2.1 The Merger. At the Effective Time and subject to the terms and conditions of this Agreement, the Company will be merged with and into Acquiror pursuant to this Agreement, the Certificates of Merger attached as Exhibit A hereto (the "Certificates of Merger") and the applicable provisions of the DGCL and MGBCL, the separate corporate existence of the Company will cease, and Acquiror will continue as the Surviving Corporation.

          Section 2.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties will cause the Merger to be consummated by executing and filing with the Secretaries of State of the States of Delaware and Missouri, in accordance with the DGCL and MGBCL, the Certificates of Merger. The Merger will become effective at the time at which the Certificates of Merger are filed with the Secretaries of State of the State of Delaware and Missouri (the "Effective Time").

          Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided by the DGCL and the MGBCL. Without limiting the foregoing, at the Effective Time all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of Acquiror and the Company (the "Constituent Corporations"), and all property, real, personal and mixed, and all debts due on whatever account, as well as stock subscriptions, and all other things in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

          Section  2.4 Certificate of Incorporation; Bylaws.

                    (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL.

                    (b) Bylaws. The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving
          Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation, and those Bylaws.

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          Section   2.5  Directors  and  Officers.  The  directors  of  Acquiror immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation. The officers of Acquiror immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office until his or her successor is elected or appointed.

          Section 2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company or the holders of the capital stock of the Company:

                    (a) Conversion of Company Common Shares. Each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Company Common Shares canceled pursuant to Section 2.6(b)) will be canceled and converted into the right to receive
          15.5022106 shares of Acquiror Common Stock. For purposes of this Agreement, the term "Merger Consideration" means the aggregate of the shares of Acquiror Common Stock into which Company Common Shares are to be converted in the Merger, and the term "Exchange Ratio" means the ratio of 15.5022106 shares of Acquiror Common Stock to one Company Common Share.

                    (b) Cancellation of Treasury Stock. Each Company Common Share held in the treasury of the Company, and each Company Common Share owned by any direct or indirect wholly-owned subsidiary of the Company, immediately prior to the Effective Time will be canceled and retired without any conversion thereof or payment of any consideration therefor and will cease to exist.

                    (c) Common Stock of Acquiror. Each share of Acquiror Common Share issued and outstanding immediately prior to the Effective Time will remain issued and outstanding, and together with the Common Stock issued in accordance with this Agreement, will immediately thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation. Each certificate evidencing shares of Acquiror Common Stock will continue to evidence ownership of Common Stock of the Surviving Corporation.

                    (d) Adjustments to Exchange Ratio. The Exchange Ratio will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Shares), recapitalization, or other like change with respect to Acquiror Common Stock or the Company Common Shares occurring after the date of this Agreement and prior to the Effective Time.

                    (e) Fractional Shares. No fraction of a share of Acquiror Common Stock or cash in lieu of fractional share will be issued or paid in the Merger.

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          Section  2.7 Surrender of Certificates.

                    (a) Exchange Agent. The Company and Acquiror agree that the Acquiror will act as exchange agent (the "Exchange Agent") in the Merger.

                    (b) Availability of Share Certificates. At the Effective Time, Acquiror will have available the shares of Acquiror Common Stock included in the Merger Consideration. Any former stockholders of the Company who have not theretofore received the Merger Consideration to which they are entitled may thereafter look only to Acquiror as general creditors for delivery of the Merger Consideration.

                    (c) Share Exchange  Procedures.  At least two weeks prior to the Effective Time, the Acquiror will cause to be mailed to each Person who is, at such time, a holder of record of a Company
          Certificate representing Company Common Shares (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for shares of Acquiror Common Stock. The letter of transmittal ("Letter of Transmittal") will state that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon delivery of the Company Certificates to the Exchange Agent and will be in such form and have such other provisions as are reasonably acceptable to both Acquiror and the Company. Upon the later of the Effective Time or the surrender of a Company Certificate to the Exchange Agent for cancellation, together with a duly completed and properly executed letter of transmittal and any other documents exercised by the instructions, the Acquiror will issue certificates for the shares of Acquiror Common Stock to which the holder of the surrendered Company Certificate is entitled under Section 2.6(a), and the Company Certificate so surrendered will forthwith be canceled. The certificate of shares of Acquiror Common Stock to be issued shall be in the denominations specified in the Letter of Transmittal.

                    (d) Status of Unexchanged Shares. Until duly surrendered for cancellation in accordance with Section 2.7(c), each Company Certificate will be deemed, from and after the Effective Time and for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of whole shares of Acquiror Common Stock included in the Merger Consideration to which the holder is entitled under Section 2.6(a). No dividends or other distributions, if any, with respect to Acquiror Common stock will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Acquiror Common Stock represented by the Company Certificate until the holder of record of the Company Certificate duly surrenders it for exchange in accordance with Section 2.7(c). Instead, Acquiror will hold all dividends or other distributions with respect to shares of Acquiror Common Stock represented by unsurrendered Company Certificates, and the Acquiror will pay, without interest, the dividends or other distributions to the record holder of those shares of Acquiror Common Stock when the Company Certificate is duly surrendered in accordance with Section 2.7(c).

                    (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the

          Company Certificate be properly endorsed and otherwise in proper form for transfer and that the Person requesting the exchange has (i) paid any transfer or other taxes required by reason of the issuance of the certificate in any name other than the name of the registered holder of the Company Certificate or (ii) established to the satisfaction of the Exchange Agent that any such tax has been paid or is not payable.

                    (f) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither the Exchange Agent, the Surviving Corporation, Acquiror, nor the Company will be liable to a former holder of Company Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          Section 2.8 No Further Ownership Rights in Company Common Shares. The issuance or payment of the Merger Consideration pursuant to this Article II will be in full satisfaction of all rights pertaining to the Company Common Shares surrendered in exchange therefor. After the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of Company Certificates. If, after the Effective Time, Company Certificates are duly presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

          Section 2.9 Lost, Stolen, or Destroyed Company Certificates. In the event any Company Certificates have been lost, stolen, or destroyed and the holder thereof is unable to obtain a new certificate by reason of the fact that there can be no further registration of transfers of such certificates on the records of the Surviving Corporation pursuant to Section 2.8, the Exchange Agent will issue in exchange therefor, upon receipt of an affidavit by the holder thereof stating that the Company Certificates have been lost, stolen, or destroyed, the Merger Consideration to which the holders is entitled under
Section 2.6(a); except that Acquiror may, in its discretion and as a condition precedent to the issuance or payment thereof, require the holder to deliver a bond in such sum as it may reasonably direct as indemnify against any claim that may be made against the Surviving Corporation, Acquiror, or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen, or destroyed.

          Section 2.10 Closing; Closing Date. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place at 10 A.M. (Philadelphia time), on a date mutually satisfactory to the Company and Acquiror that is no later than the fifth Business Day after satisfaction (or waiver) of the conditions to Closing set forth in Article VII (other than those conditions which require the delivery of any documents or the taking of other action, at the Closing) at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, or on such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "Closing Date").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Acquiror as follows:

          Section 3.1 Organization and Qualification; Interest in Other Entities. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to own, lease and operate its business as and where presently being conducted. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the state of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its business as and where presently being conducted. Each of the Company and the Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failure would not have a Material Adverse Effect. Set forth on Schedule 3.1 is a list of each jurisdiction in which the Company is qualified or licensed to do business and is in good standing. The Company has set forth on Schedule 3.1 a schedule of the Subsidiaries of the Company that specifies for each Subsidiary: (i) the jurisdictions in which each Subsidiary is incorporated, qualified or licensed to do business and is in good standing; (ii) the capital structure, including authorized, issued and outstanding capital stock, of each Subsidiary and (iii) the shareholders of each such Subsidiary.

          Section 3.2 Certificate of Incorporation and Bylaws. The Company has heretofore delivered a complete and correct copy of the Certificate or Articles of Incorporation and the Bylaws, each as amended to date, of the Company and each Subsidiary, and each such Certificate or Articles of Incorporation and Bylaws, as so delivered, have not been amended, modified, or rescinded and remain in full force and effect. The Company and the Subsidiaries are not in violation of any of the provisions of their respective Certificates or Articles of Incorporation or Bylaws.

          Section 3.3 Capitalization. The authorized capital stock of the Company solely consists of 1,000,000 Company Common Shares. As of the date of this Agreement, 963,540 Company Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable, and no Company Common Shares were held in the treasury of the Company or owned by a wholly-owned Subsidiary of the Company. There are no shares of Company preferred stock authorized, issued or outstanding. The Company has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no subscriptions, options, warrants, or other rights, convertible securities, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the

Company or any Subsidiary. There are no obligations, contingent or otherwise, of the Company or any Subsidiary to repurchase, redeem, or otherwise acquire any capital stock of the Company or any Subsidiary. All of the outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable, and all such shares are owned by the Company or by a wholly-owned Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). Except as set forth on Schedule 3.3 and in the Stock Restriction and Purchase Agreement dated November 15, 1985 and amended and renewed November 17, 1989, and Agreement By and Among the Directors of National Enterprises, Inc., which agreements will be terminated pursuant to Section 7.2(i), there are no stockholder, voting trust, or other agreements or understandings to which the Company or any Subsidiary is a party or to which any of them is bound relating to the voting of any shares of the capital stock of the Company or any Subsidiary. All of the Company Common Shares are owned as of the date of this Agreement by the Company stockholders, and in the amounts, set forth on Schedule
3.3. All of the Company Common Shares will be delivered to the Acquiror free and clear of all Liens. The Company shall, from time to time, advise Acquiror of any transfers of record ownership of the outstanding capital stock of the Company prior to the Effective Time.

          Section 3.4 Authority Relative to this Agreement. The Company has all corporate power and authority required to execute and deliver this Agreement and to perform its obligations under this Agreement. The Board of Directors of the Company has approved, and recommended to the stockholders of the Company that they approve, the Merger and this Agreement. The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations under this Agreement, have been duly and validly authorized by all necessary corporate and stockholder action including, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the holders of the outstanding Company Common Shares in accordance with and as required by the MGBCL, the Company's Certificate of Incorporation and its Bylaws, which adoption and approval was unanimous. This Agreement, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

          Section 3.5   No Conflicts; Required Filings and Consents.

                    (a) No Conflict. Except as noted on Schedule 3.5, the execution and delivery of this Agreement do not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the charter or bylaws of any Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to the Company or any Subsidiary or by which any of their respective properties are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien on any of the assets of the Company or any Subsidiary pursuant to, (A) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any Subsidiary is a party, or by which any of their properties are bound or affected or (B) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or authority or any applicable constitution, law, ordinance, rule or regulation, to which the Company or any Subsidiary is subject, except, in the case of clause (iii) above, for any such breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 3.5 sets forth a list of any consents required under any material Contracts as a result of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (iii) above). The Company will use all reasonable efforts to obtain such consents prior to the Effective Time.

                    (b) Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, require any consent, approval, authorization, registration, or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements, if any, of the Exchange Act, state securities laws, and the pre-merger notification requirements of the HSR Act, (ii) the filing of the Certificates of Merger with the Secretaries of State of the States of Delaware and Missouri, (iii) petitions and applications to be filed or supplied with, and approvals to be obtained from, the ILCC and the NYPSC, (iv) as described on Schedule 3.5, and (v) where the failure to obtain any such consents, approvals, authorizations, registrations or permits, or to make any such filings or notifications, would not prevent or delay consummation of the Merger, and would not, individually or in the aggregate, have a Material Adverse Effect. The Company makes no representations or warranties as to whether any petitions or applications are required to be filed with, or supplied to, or approvals are to be obtained from, the INURC and the MPSC, other than that, to the best of the Company's knowledge, no factual circumstances exist which are unknown to Acquiror that require such petitions or applications to be filed with, or supplied to, or require approvals to be obtained from the INURC and the MPSC.

          Section 3.6   Compliance; Permits.

                    (a) Compliance. The Company and each Subsidiary has complied with all applicable laws (including OSHA, zoning, building and similar laws), rules, regulations, ordinances, codes, judgments and orders, except for such failures to comply which do not, individually or in the aggregate, have a Material Adverse Effect and except for Environmental Laws, which are the subject of the representations and warranties contained in Section 3.15 hereof. No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, threatened, by any Authority or other Person with respect to any alleged violation by the Company, any Subsidiary or any of their respective Affiliates of any law, ordinance, rule, regulation, code or order of any Authority, except, in each case, where such violations or failures, individually or in the aggregate, would not have a Material Adverse Effect.

                    (b) Permits. Except as set forth in Schedule 3.6, the Company and each Subsidiary possesses and is in compliance with all permits, licenses, variances, exemptions, orders, and approvals (other than Environmental Permits, which are the subject of the representations and warranties contained in Section 3.15 hereof) ("Permits") required to operate its business as presently operated and to own, lease or otherwise hold its assets under all applicable laws, rules, regulations, ordinances and codes, except to the extent that any failure to possess, or to comply with, any Permit would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.6, all Permits of the Company and the Subsidiaries are in full force and effect, other than those the failure of which to be in full force and effect would not individually or in the aggregate have a Material Adverse Effect, and there are no proceedings pending or, to the Company's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits presently possessed by the Company or any Subsidiary, or with respect to the failure by the Company, any Subsidiary or any of their respective Affiliates to have any Permit required in connection with the conduct of its business or otherwise applicable to its business, other than those revocations, cancellations, suspensions, modifications or failures which do not individually or in the aggregate have a Material Adverse Effect.

          Section 3.7 Financial Statements. The books of account and related records of the Company and the Subsidiaries fairly reflect in reasonable detail their respective assets, liabilities and transactions in accordance with GAAP applied on a consistent basis. Attached as Schedule 3.7 are the following financial statements (such financial statements together with any financial statements delivered in accordance with Section 5.8 being collectively, the "Financial Statements"):

                    (i) Consolidated and consolidating balance sheets at December 31, 1997, 1996 and 1995, the related consolidated retained earnings and cash flows of the Company and the Subsidiaries for the years then ended, and related consolidated and consolidating statements of income for the years then ended.

                    (ii) Consolidated   and   consolidating   balance  sheet  at
                         September 30, 1998 and the related consolidated and consolidating statements of income and retained earnings of the Company and the Subsidiaries for the nine-month period then ended, and

                    (iii)Consolidated and consolidating  balance sheets at March
                         31, 1997, June 30, 1997,  September 30, 1997, March 31,
                         1998, June 30, 1998 and September 30, 1998, the related consolidated statements of income and retained earnings of the Company and the Subsidiaries for each three-month period then ended, and the consolidated and consolidating statements of income of the Company and the Subsidiaries for each year-to-date period then ended.

The Financial Statements: (a) are in all material respects in accordance with the books and records of the Company and the Subsidiaries, (b) fairly present in all material respects the financial condition, assets and liabilities of the Company and the Subsidiaries as at their respective dates and the results of their operations and cash flows for the periods covered thereby and (c) have been prepared in accordance with GAAP consistently applied, except as otherwise stated therein and that the Financial Statements listed in clause (ii) above are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount. The Financial Statements for the years ended December 31, 1997, 1996 and 1995 have been audited by PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), the independent certified public accountants for the Company and the Subsidiaries. All references in this Agreement to the "Balance Sheet" shall mean the consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1997 included in the Financial Statements and all references to the "Balance Sheet Date" shall mean December 31, 1997.

          Section 3.8 Absence of Certain Changes or Events. Since the Balance Sheet Date, the Company and each Subsidiary has conducted its business only in the ordinary course of business consistent with past practice, other than in the pursuit of the sale of the Company. Without limiting the foregoing, since the Balance Sheet Date, except as disclosed on Schedule 3.8, there has not been any Material Adverse Effect involving the Company and the Subsidiaries, and (ii) there has not occurred any material events of the types set forth in clauses (a) through (s) of Section 5.1.

          Section 3.9 Absence of Litigation. Except as disclosed on Schedule 3.9(a), there are no actions, suits, investigations or proceedings pending against or, to the Company's knowledge, threatened against or affecting, the Company, any Subsidiary or their respective businesses or assets before any court or arbitrator or administrative, governmental, or regulatory authority, domestic or foreign (each, an "Authority"), which to the extent not covered by insurance, individually or in the aggregate, asserts claims, or is reasonably likely to result in recoveries, in excess of $250,000. Except as disclosed on
Schedule 3.9, there are currently no outstanding judgments, decrees or orders of any court or Authority against the Company or any Subsidiary. There are no unsatisfied judgments, or outstanding decrees, injunctions or orders of any governmental entity or arbitrator against the Company or any Subsidiary that have had or are likely to have a Material Adverse Effect.

          Section 3.10   Benefit Plans.

                    (a) Schedule 3.10 contains a true and correct list (designated as "salaried," "hourly" or "both" depending on how participants therein are compensated) of each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sabbatical, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or unwritten, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by the Company, any Subsidiary or any of their respective Affiliates, in respect of any employee or former employee, or (ii) with respect to which the Company, any Subsidiary or any of their respective Affiliates has any liability in respect of any employee or former employee (the "Benefit Plans"). Neither the Company, any Subsidiary nor any of their respective Affiliates maintains any benefit plan, program or arrangement, including any deferred compensation arrangement, for directors, consultants or independent contractors.

                    (b) A true and complete copy of each Benefit Plan and related trust agreements and (to the extent applicable) a copy of each Benefit Plan's current summary plan description and in the case of an unwritten Benefit Plan, a written description thereof, has been furnished to Acquiror. In addition, to the extent applicable, the Company has provided to Acquiror a copy of the most recent Internal Revenue Service ("IRS") determination letter issued to each Benefit Plan and a copy of the most recent IRS Form 5500 together with all schedules, actuarial reports and accountants' statement filed on behalf of each Benefit Plan.

                    (c) Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (as designated on Schedule 3.10) is so qualified and any trust forming a part of such a Benefit Plan is tax exempt under Section 501(a) of the Code.

                    (d) Each Benefit Plan has been operated and administered in accordance with its terms and is in compliance in all material respects with applicable laws, including ERISA and the Code.

                    (e) No asset of the Company, any Subsidiary or any of their respective Affiliates which is to be acquired by Acquiror pursuant to this Agreement is subject to a Lien or Tax under the Code or ERISA.

                    (f) Neither the Company, any Subsidiary nor any ERISA Affiliate and, to the knowledge of the Company, no other Person, has taken any action or failed to take any action with respect to any Benefit Plan that may subject Acquiror or any Benefit Plan to any liability or Tax under the Code or ERISA.

                    (g) Neither the Company, any Subsidiary nor any ERISA Affiliate have incurred or expect to incur any withdrawal liability with respect to any Benefit Plan, including (1) any contingent liability under ERISA '4204 or (2) any withdrawal liability arising from the actions of the Company, any Subsidiary or any ERISA Affiliate contemplated by this Agreement. All contributions that the Company, any Subsidiary or any ERISA Affiliate have been obliged to make to any Benefit Plan, including any multiemployer plan, have been duly and timely made.

                    (h) Except as disclosed on Schedule 3.9(a), there are no pending or, to the knowledge of the Company, threatened claims (other than routine claims for benefits), assessments, complaints, proceedings or investigations of any kind in any court or governmental agency with respect to any Benefit Plan.

                    (i) Except as disclosed with particularity on Schedule 3.10, no Benefit Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, or (ii) death or retirement benefits under a Benefit Plan qualified under Section 401(a) of the Code.

                    (j) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Company, each Subsidiary and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA.

                    (k) At no time since September 2, 1974 has the Company or any ERISA Affiliate incurred any liability under Section 4062, 4063 or 4064 of ERISA that remains unsatisfied.

                    (l) Except as listed on Schedule 3.10, no payment which is or may be made by Company or any ERISA Affiliate or from any Benefit Plan, to any employee, former employee, director or agent of Company or any ERISA Affiliate under the terms of any Benefit Plan, either alone or in conjunction with any other payment, will or could be characterized as an excess parachute payment under section 280G of the Code.

                    (m) Set forth on Schedule 3.10 is a list of the most recently available, as of the date of this Agreement, actuarial reports for the Pension, Supplemental Pension Plan and Post-retirement health and death benefits of the Company and each Subsidiary, copies of which have been provided to Acquiror.

          Section 3.11   Labor Matters.

                    (a) Except as disclosed on Schedule 3.11, (i) no employee of the Company or any Subsidiary is represented by any union or other labor organization; (ii) there is no unfair labor practice charge pending or, to the knowledge of the Company threatened against the Company or any Subsidiary relating to any of the employees or former employees of the Company or any Subsidiary; (iii) there are no negotiations or strikes, disputes, slow downs or stoppages relating to any of the employees of the Company or any Subsidiary pending or, to the knowledge of the Company, threatened against or involving employees or business of the Company or any Subsidiary; (iv) no labor grievance relating to any of the employees or former employees of the Company or any Subsidiary is pending; and (v) neither the Company nor any Subsidiary has in the past three years experienced any work stoppage or other labor difficulty or organizational activity relating to any of the employees or the business of the Company or any Subsidiary.

                    (b) There are no pending claims against the Company or any Subsidiary (whether under federal or state law, employment agreements or otherwise) asserted by any employee or former employee of the Company or any Subsidiary on account of or for (i) overtime pay, other than overtime pay for work done during the current payroll period;
          (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation or sabbatical pay or pay in lieu of vacation or time off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours at work. To the Company's knowledge, there are no such claims which have not been so asserted.

          Section 3.12 Taxes.

                    (a) (i) All federal, state and material local income Tax returns and similar reports (including information returns and similar reports) required to be filed with any Taxing Authority by or on behalf of the Company or any Subsidiary (collectively, the "Returns"), have been filed when due in accordance with all applicable laws (including any extensions of such due date); (ii) as of the time of filing, the Returns correctly reflected in all material respects the income (or other measure or Tax) and any other information required to be shown therein; (iii) the Company and the Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed and any other Taxes for which notice of assessment or demand for payment has been received by the Company or a Subsidiary; (iv) the charges, accruals, and reserves for Taxes with respect to the Company and the Subsidiaries contained in the Balance Sheet are adequate, in all material respects, to cover all liabilities for Taxes of the Company and the Subsidiaries for periods ending on or before December 31, 1997, and nothing has occurred subsequent to that date to make any of such accruals inadequate; (v) all material Taxes for periods after December 31, 1997 have been paid or are adequately reserved against on the books of the Company and the Subsidiaries; (vi) Schedule 3.12(a) contains a list of the taxable years through which the Returns of the Company and the Subsidiaries have been examined or closed; (vii) neither the Company nor any Subsidiary has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent or, to its knowledge, is delinquent in the payment of any Tax; (viii) neither the Company nor any Subsidiary has granted any extension or waiver of the limitation period applicable to any Returns; (ix) except as disclosed on Schedule 3.12(a), neither the Company nor any Subsidiary is currently the subject of any audit or examination relating to Taxes and there are no pending or, to its knowledge, threatened claims against or with respect to the Company or any Subsidiary in respect of any Tax or assessment; (x) there are no Liens for Taxes upon the assets of the Company or any Subsidiary except Liens for current Taxes not yet due; (xi) except as disclosed on
          Schedule 3.12(a) since 1984, neither the Company nor any Subsidiary has ever been a member of an affiliated group of corporations filing consolidated federal income tax returns other than a group of which the Company is the common parent; (xii) neither the Company nor any Subsidiary is a party to a tax sharing or tax allocation agreement or arrangement pursuant (other than obligations to pay real property or personal property taxes of a lessee under lease agreements) to which it could be liable for the Taxes of another person other than the Company or a Subsidiary; (xiii) no written claim has been made by a Taxing Authority in a jurisdiction where the Company or a Subsidiary does not file Tax returns that the Company or such Subsidiary is or may be subject to taxation in that jurisdiction; (xiv) neither the Company nor any Subsidiary has made a consent election under Section 341(f) of the Code; (xv) except as disclosed in Schedule 3.12(a) neither the Company nor any Subsidiary (a) has received a ruling with respect to Taxes from a Taxing Authority, (b) is a party to a closing agreement with any Taxing Authority, or (c) has agreed to make or is required to make an adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise that has continuing effect; and (xvi) neither the Company nor any Subsidiary owns an interest in any entity or is a party to any agreement that is treated as a partnership for federal income tax purposes. Capitalized terms used in this Section 3.12(a) and not defined elsewhere in this Agreement have the meanings assigned to them in Section 3.12(c).

                    (b) Schedule 3.12(b) contains a list of states and local jurisdictions in which the Company or any Subsidiary is liable for filing returns for any income, sales or use tax. True and complete copies of federal and state income tax returns of the Company and the Subsidiaries for the taxable periods ended December 31, 1993 through December 31, 1997 have been delivered to Acquiror.

                    (c) For the purposes of this Agreement, the following terms have the following meanings:

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of the Company or any Subsidiary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, or unitary group for any Taxable period, and (iii) liability of the Company or any Subsidiary for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of the Company or a Subsidiary being the successor to another Person by merger, liquidation or otherwise.

          Section 3.13   Real Estate.

                    (a) Schedule 3.13(a) sets forth a summary description of the Real Property owned by the Company and the Subsidiaries and identifies any known conflicts between the present or contemplated use of any such Real Property and the current zoning of such Real Property. All structures and other improvements on such Real Property are within the lot lines and do not encroach on the properties of any other Person, except for such encroachments as would not individually or in the aggregate have a Material Adverse Effect. The Company and the Subsidiaries own, lease or possess sufficient rights of use with respect to all Real Estate necessary to continue to operate their business as currently conducted, in all material respects. Except as shown on Schedule 3.13(a) and except for property taxes due by year end, as of the date hereof, neither the Company nor any Subsidiary has received any written or oral notice for assessments for public improvements against the Real Property which remains unpaid, and to the knowledge of the Company, no such assessment has been proposed.

          Except as set forth on Schedule 3.13(a), there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Estate and to the Company's knowledge, no such proceeding is threatened.

                    (b)  The  Company  and  each  Subsidiary  has  obtained  all authorizations, Permits, easements, and rights of way ("Access Rights"), which are necessary to ensure continued uninterrupted (1) vehicular and pedestrian ingress and egress to and from the Real Estate and (2) continued use, operation, maintenance, repair and replacement of all existing and currently committed water lines used by the Company and each Subsidiary in connection with their respective businesses, except as would not individually or in the aggregate have a Material Adverse Effect. All Access Rights are in full force and effect, except as would not individually or in the aggregate have a Material Adverse Effect. Except as set forth in Schedule 3.13(b), and except for such breaches which, individually or in the aggregate, do not have a Material Adverse Effect, none of the Subsidiaries are in breach or default under the easement rights and rights of way enjoyed by the Company or the Subsidiaries, and to the knowledge of the Company, none of the grantors of such rights are in breach or default thereunder. There are no restrictions on entrance to or exit from the Real Estate to adjacent public streets, and no conditions exist which will or with the giving of notice, the passage of time or both, could reasonably be expected to have a Material Adverse Effect.

                    (c) Except as disclosed in Schedule 3.13(c), neither the Company nor any Subsidiary has received any notices, oral or written, from any Authority that the assessed value of the Real Estate has been determined to be greater than that upon which county, township or school tax was paid for the 1997 tax year applicable to each such tax, or that any municipal assessment has been proposed by any Authority affecting the Real Estate or from any insurance carrier of the Company, any Subsidiary or its Affiliates of fire hazards with respect to the Real Estate, except where such increased assessed value or municipal assessment would not have a Material Adverse Effect.

                    (d) As of the Effective Time, the Real Estate will be adequate to operate the businesses of the Company and the Subsidiaries consistent with past practice.

          Section 3.14 Title to Property. The Company and the Subsidiaries have good and marketable title to all of their Real Property and tangible personal property, free and clear of all Liens, except for (a) Liens set forth on Schedule 3.14 hereto, (b) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like Persons, all of which are not yet due and payable or which are being contested in good faith or (c) for such other Liens which do not, individually or in the aggregate, materially affect the use of the properties and assets subject thereto or affected thereby or otherwise materially impair or interfere with the operation of the businesses of the Company or the Subsidiaries, as such businesses are presently and ordinarily conducted (collectively, the "Permitted Exceptions"). Except as set forth on Schedule 3.14, the Company or the Subsidiaries is the lessee of all leasehold estates which are material to its business and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor.

          Section 3.15   Environmental Matters.

                    (a) (i) The Company and each Subsidiary holds and, except as set forth on Schedule 3.15(a), is in compliance with all environmental permits, certificates, licenses, approvals, registrations, authorizations and consents or other settlement agreements ("Environmental Permits") required under all environmental laws, rules, regulations, orders, ordinances or codes in connection with its business (which shall include for purposes of this Section 3.15 any predecessor operations of the business) except as would not have a Material Adverse Effect, and all of such Environmental Permits are in full force and effect, except as would not have a Material Adverse Effect. All such Environmental Permits are listed on Schedule 3.15(a). If any Environmental Permits are required to be transferred, reissued or modified, or if consent, approval, authorization or notification is required with respect to any such Environmental Permit as a result of the Merger, the parties hereto will, in accordance with Section 6.2, use all reasonable efforts to obtain, or cause to be obtained, the transfer, reissuance or modification of such Environmental Permits. The Company and each Subsidiary has complied with the applicable environmental statutes, rules, regulations, ordinances and orders of any Authority and the common law, including those relating to Hazardous Substances, in connection with its respective business (collectively, "Environmental Laws"), except as would not have a Material Adverse Effect.

                    (ii) The  Company  and  each   Subsidiary  has  made  timely
                         application for renewals of all such Environmental Permits for which applications or renewals are required on or before the Effective Time for such Environmental Permits to remain in full force and effect after the Effective Time, except for such Environmental Permits which by their terms or by operation of law renewal application need not be made before the Effective Time to remain in full force and effect after the Effective Time.

                    (b) (i) The Company and each Subsidiary (including for purposes of Section 3.15(b) and (c), Affiliates and predecessors of the Company and the Subsidiaries) is and, except as set forth in
          Schedule 3.15(b), has been for the past ten years in full compliance with all federal and state primary and secondary drinking water standards, except as would not have a Material Adverse Effect.

                    (ii) As to all past violations of state or federal drinking water standards, the Company and each Subsidiary has completed in accordance with all applicable deadlines, all actions required by Environmental Law or Authorities to correct or otherwise respond to such violations.

                    (c) In connection with the Company and each Subsidiary:

                    (i) Except as disclosed on Schedule 3.15(c), no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Authority or other

                              Person: (A) with respect to any alleged violation of any Environmental Law; or (B) with respect to any alleged failure to have any Environmental Permit required; or (C) which seeks the modification, suspension, revocation or cancellation of any Environmental Permit; or (D) with respect to any use, possession, handling, generation, treatment, storage, recycling, transportation or disposal (collectively "Management" or "Manage") of any hazardous, toxic or polluting substance or waste or contaminant, including petroleum products, polychlorinated biphenyls ("PCBs") and radioactive materials ("Hazardous Substances").

                    (ii) Except as disclosed on Schedule 3.15(c), none of the Company or the Subsidiaries (including for purposes of this Section 3.15(c), Affiliates and predecessors of the Company and the Subsidiaries) has received any request for information, notice of claim, demand or notification that any of them is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual Release of any Hazardous Substance.

                    (iii) Except as set forth on Schedule 3.15(c), none of the Company or the Subsidiaries has used, generated, treated, stored, recycled or disposed of any "hazardous wastes" (as defined by the Resource Conservation Recovery Act of 1980, as amended from time to time ("RCRA")) on any property now or previously owned, or leased by the Company or the Subsidiaries in quantities or for time periods that require or, at the time of such activity, would have required a permit or authorization under RCRA or under any other Environmental Law, nor has anyone so treated, stored, recycled or disposed of any such hazardous wastes so as to require such a permit, or in a manner so as to require remediation or other response action under Environmental Laws, on any Real Property now or previously owned, used or leased by the Company or any Subsidiary during the period of such ownership, use or lease.

                    (iv) Except as disclosed on Schedule 3.15(c), no PCBs or asbestos-containing materials are or have been present at any Real Property, nor are there any underground storage tanks, active or abandoned, at any Real Property and no such asbestos containing materials listed in Schedule 3.15(c) is friable and in a condition which currently requires removal and/or other abatement or response action under Environmental Laws or OSHA. Except as disclosed in Schedule 3.15(c), all active underground storage tanks ("USTs") that are regulated by RCRA and/or similar state laws have been upgraded to meet all applicable standards under such laws, through December 31, 1998, and all USTs that have been abandoned and/or removed have been so abandoned or removed in compliance with all then applicable Environmental Laws and currently require no further remediation or other response action under such Environmental Laws.

                    (v) No Hazardous Substance generated by the Company or any Subsidiary has been recycled, treated, stored, disposed of or transported by any entity other than those listed on Schedule 3.15(c) hereof.

                    (vi) Except as disclosed on Schedule 3.15(c), no Hazardous Substance Managed by the Company or any Subsidiary has come to be located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability of Act of 1980, as amended from time to time, ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any Subsidiary or Acquiror or the Surviving Corporation for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA. Neither the Company nor any Subsidiary has received any request for information, notice of claim, demand or notification that any of them is or may be responsible with respect to any investigation or clean-up at any site listed on Schedule 3.15(c).

                    (vii) Except as disclosed on Schedule 3.15(c), no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") at, on, about or under any Real Property, and except as disclosed on Schedule 3.15(c), no Hazardous Substance has been Released by the Company or any Subsidiary on any other property, except as would not have a Material Adverse Effect.

                    (viii) Except as disclosed on Schedule 3.15(c), no oral or written notification of a Release or threat of Release of a Hazardous Substance has been or is required to be filed by or on behalf of the Company or any Subsidiary or in relation to any property now or previously owned, operated or leased by the Company or any Subsidiary. No such property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                    (ix) There are no environmental Liens on any properties owned or leased by the Company or any Subsidiary, and no government actions have been taken or are in process or pending which could subject any of such properties to such Liens.

                    (x) Except as disclosed on Schedule 3.15(c), none of the Company or the Subsidiaries will be required to place any notice or restriction relating to the presence or a Release of Hazardous Substances in the deed to any Real Property or in any written instrument relating to such property, and no Real Property has such a notice or restriction in its deed or any other written instrument.

                    (xi) Except as heretofore provided to Acquiror, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of the Company or any Subsidiary or any of their respective representatives, lenders or advisors in relation to any property or business now or previously owned, operated, or leased by the Company or any Subsidiary ("Environmental Reports"), and all such Environmental Reports are listed on Schedule 3.15(c)(xi).

          Section 3.16 Contracts. Schedule 3.16 contains a list of all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, franchises and other instruments or contractual obligations to which the Company or any Subsidiary is a party or by which any of their respective properties is bound or affected ("Contracts") (other than with respect to which the Company's or any Subsidiary's total liability or expense is less than $100,000 per such Contract, but in any event including all indentures and other documents evidencing indebtedness for borrowed money) that exist as of the date hereof. The Company has delivered to Acquiror a correct and complete copy of each written agreement listed on Schedule 3.16. Except as disclosed on Schedule 3.16, with respect to each Contract, neither the Company or any Subsidiary nor, to the Company's knowledge, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, such breaches, terminations, modifications, accelerations or defaults which, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth on Schedule 3.16, there are no disputes pending or to the Company's knowledge, threatened, under or in respect of any of the Contracts, other than those that individually and in the aggregate do not have a Material Adverse Effect. Except as set forth on Schedule 3.16, there are no Contracts that restrict the Company's ability to sell, assign or otherwise transfer any of its telecommunications, sugar or similar investments, in whole or in part.

          Section 3.17 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 3.18   Intellectual Property.

                    (a) Set forth on Schedule 3.18(a) is a list of all registered trademarks, servicemarks, copyrights, or patents, and applications therefor, which are owned or used by the Company. The Company owns, leases or licenses free and clear of all security interests, liens, pledges, or other encumbrances on, all intellectual property necessary to conduct the business of the Company and the Subsidiaries in the ordinary course consistent with past practice (except for encumbrances in favor of lessors and licensors under the applicable lease and license agreements). None of the Intellectual Property Rights is used pursuant to a license from a third party or licensed to a third party, except for ordinary commercial software that has been identified on Schedule 3.18(a).

                    (b) Except as set forth on Schedule 3.18(b), (i) there has been no claim made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights, (ii) the Company is not aware of any infringement or misappropriation of any of the Intellectual Property Rights; and (iii) the Company has not infringed or misappropriated any intellectual property or proprietary right of any other entity.

          Section 3.19 Accounts Receivable. The accounts receivable of the Company and the Subsidiaries as set forth on the Balance Sheet or arising since the date thereof are valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice. The allowance for collection losses on the Balance Sheet has been determined in accordance with GAAP consistent with past practice.

          Section  3.20    Undisclosed  Liabilities.   Except  as  disclosed  on
Schedule 3.20, neither the Company nor any Subsidiary has any liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                    (a) those liabilities set forth on the Balance Sheet and not heretofore paid or discharged;

                    (b) liabilities arising in the ordinary course of business under any Contract;

                    (c) those liabilities incurred, consistently with past business practice, in or as a result of the ordinary course of business since the Balance Sheet Date and reflected in the books and records of the Company or any Subsidiary; and

                    (d)  liabilities  that  would  not have a  Material  Adverse
          Effect.

          Section 3.21 Product Liability. Except as disclosed on Schedule 3.21, there are no (a) liabilities of the Company or any Subsidiary, fixed or contingent, asserted or, to the knowledge of the Company, unasserted, with respect to any product liability or similar claim that relates to any product or service sold by the Company or any Subsidiary to others or (b) liabilities of the Company or any Subsidiary, fixed or contingent, asserted or, to the knowledge of the Company unasserted, with respect to any claim for the breach of any express or implied product warranty or a similar claim with respect to any product or service sold by Company or any Subsidiary to others.

          Section 3.22 Supply of Utilities. Except as set forth on Schedule 3.22, the Real Estate has adequate arrangements for supplies of electricity, gas, oil, coal and sewer for all operations at the 1997 or current operating levels, whichever is greater. Except as set forth on Schedule 3.22, there are no actions or proceedings pending or, to the Company's knowledge, threatened that would adversely affect the supply of electricity, gas, coal or sewer to the Real Estate.

          Section 3.23 Insurance. Schedule 3.23 lists the Company's and each Subsidiary's policies and contracts in effect as of the date hereof for insurance covering the assets and properties and the operation of the facilities constituting the business owned or held by the Company or such Subsidiary, together with the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder and whether the terms of each such policy provide for retrospective premium adjustments. Such policies include replacement value property and casualty insurance and cover damage, accident, casualty and acts of God in the amounts set forth on Schedule 3.23, which amounts are adequate to pay the replacement cost (as of the date hereof) of any asset or property. The consummation of the transactions contemplated by this Agreement will not result in a termination of such insurance.

          Section 3.24 Relationships with Customers and Suppliers. The Company does not know of any written or oral communication, fact, event or action which exists or has occurred within six months prior to the date of this Agreement, which would lead the Company or any Subsidiary reasonably to believe that any current customer which accounted for more than 5% of the net sales of its business for the immediately preceding 12-month period or any current supplier to the Company or any Subsidiary of items material to its business, which items cannot be replaced at comparable cost, will terminate or materially and adversely modify its business relationship with the Company or such Subsidiary.

          Section 3.25 WARN Act. Since the enactment of the WARN Act, neither the Company or any Subsidiary has effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; nor has the Company or any Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth on Schedule 3.25, neither the Company's nor any Subsidiary's employees has suffered an "employment loss" (as defined in the WARN Act) within six months prior to date hereof.

          Section 3.26 Condition of Assets. Schedule 3.26(a) sets forth all maintenance and repair costs at any of the facilities of the Company or any Subsidiary that would exceed $100,000 and are currently anticipated during the one year immediately following the Effective Time. Except as set forth on
Schedule 3.26(b), the buildings, machinery, equipment, tools, furniture, improvements and other fixed tangible assets of the Company and the Subsidiaries are structurally sound and free from known material defects, and in such good operating condition and repair so as to permit the operation of the Company's or such Subsidiary's business as presently conducted. The assets and properties of the Company and the Subsidiaries include all assets, rights, properties and contracts the use of which is necessary to the continued conduct after the Effective Time of the Company's and each Subsidiary's business by the Surviving Corporation substantially in the manner as it is presently conducted.

          Section 3.27 Transactions with Related Parties. Except as described on Schedule 3.27, since January 1, 1995, no Affiliate of the Company or any Subsidiary (other than the Company or any Subsidiary):

                    (a) has borrowed money from or loaned money to the Company or any Subsidiary;

                    (b) has or has had any contractual or other claims, express or implied, or of any kind whatsoever against the Company or any Subsidiary;

                    (c) has or has had any interest in any property or assets used by the Company or any Subsidiary in their respective businesses; or

                    (d) has engaged in any other transaction with the Company or any Subsidiary (other than employment relationships on customary terms previously disclosed to Acquiror).

          Section 3.28   Year 2000  Compliance.  Except as set forth on Schedule
3.28 or as would not cause a Material Adverse Effect, the information technology used by the Company and the Subsidiaries (including, software, firmware and hardware) is designed to be used prior to, during and after the calendar Year 2000 A.D., and such information technology used during each successive time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology used by the Company and the Subsidiaries, properly exchanges date/time data with it.

          Section 3.29 Pooling. Neither the Company nor its Affiliates have taken or agreed to take any action that would prevent or adversely affect the ability of the Acquiror from accounting for the business combination to be effected by the Merger as a pooling-of-interests transaction under Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the Securities and Exchange Commission (collectively, "APB No. 16").

          Section 3.30 Disclosures. To the Company's knowledge, no representation or warranty made by the Company in this Agreement, nor any written statement, record, schedule or certificate furnished by the Company to Acquiror pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

          Section 3.31 Schedules. The Company has made a good faith effort to disclose all events, facts, items and circumstances required to be disclosed on a schedule hereto on the correct schedule hereto.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Acquiror hereby represents and warrants to the Company that:

          Section 4.1 Organization and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its business as and where presently being conducted. Acquiror is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failure would not have a Material Adverse Effect.

          Section 4.2 Certificate of Incorporation and Bylaws. Acquiror has heretofore delivered a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to date, of Acquiror, and such Certificate of Incorporation and Bylaws, as so delivered, have not been amended, modified, or rescinded and remain in full force and effect. Acquiror is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

          Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of Acquiror consists of 300,000,000 shares of Acquiror Common Stock. As of January 11, 1999, (i) 80,887,789 shares of Acquiror Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid, and nonassessable, (ii) no shares of Acquiror Common Stock were held in the treasury of Acquiror or owned by subsidiaries of Acquiror, and (iii) no options to acquire shares of Acquiror Common Stock have been granted under Acquiror's various employee stock option plans. Except as set forth in this
Section 4.3, as of the date hereof, there are no subscriptions, options, warrants, or other rights, convertible securities, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of Acquiror to which Acquiror is a party or obligating Acquiror or any of its wholly-owned subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Acquiror.

          Section 4.4 Authority Relative to this Agreement. Acquiror has all corporate power and authority required to execute and deliver this Agreement and to perform its obligations under this Agreement. The Board of Directors of Acquiror has approved the Merger and this Agreement. The execution and delivery of this Agreement by Acquiror, and the performance by Acquiror of its obligations under this Agreement, have been duly and validly authorized by all necessary corporate and stockholder action. This Agreement, assuming the due authorization, execution, and delivery by the Company, constitutes a legal, valid, and binding obligation of Acquiror enforceable against it in accordance with its terms.

          Section 4.5   No Conflict; Required Filings and Consents.

                    (a) No Conflict. The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Acquiror (ii) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to Acquiror, or by which its properties are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, or impair Acquiror's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien on any of the assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Acquiror is a party, or by which any of its properties or assets are bound or affected, except, in the case of clause (iii) above, for any such breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

                    (b) Required Filings and Consents. The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or other third party except for (i) applicable requirements, if any, of the Exchange Act, state securities laws, and the pre-merger notification requirements of the HSR Act, (ii) the filing of the Certificates of Merger with the Secretaries of State of the States of Delaware and Missouri, (iii) petitions and applications to be filed or supplied with, and approvals to be obtained from, the ILCC and the NYPSC, and to the extent required, petitions and applications to be filed or supplied with, and approvals to be obtained from, the INURC and the MPSC, (iv) as described on Schedule 4.5, and (v) where the failure to obtain any such consents, approvals, authorizations, registrations or permits, or to make any such filings or notifications, would not prevent or delay consummation of the Merger, and would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.6   SEC Filings; Financial Statements.

                    (a) SEC Filings.  Acquiror has filed all forms, reports, and documents required to be filed with the SEC since December 31, 1995, and has made available to the Company (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1996 and 1995, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998, and September 30, 1998, (iii) all proxy statements relating to meetings of Acquiror's stockholders (whether annual or special) held since December 31, 1995, (iv) all other reports or registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and registration statements on Form S-8 relating to employee benefit plans of Acquiror) filed by Acquiror with the SEC since December 31, 1995, and (v) all amendments and supplements to these reports and registration statements filed by Acquiror with the SEC. Acquiror will file with the SEC and make available to the Company all forms, reports, and documents required to be filed with the SEC between the date of this Agreement and the Effective Time. (The forms, reports, and documents referred to in the two preceding sentences are referred to collectively as the "Acquiror SEC Reports"). Acquiror SEC Reports (including, without limitation, any financial statements or schedules included therein) (i) were and will be prepared in compliance, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not at the time of filing (or, if amended, supplemented, or superseded by a filing prior to the date of this Agreement, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, none of Acquiror's subsidiaries is required to file any forms, reports, or other documents with the SEC.

                    (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Acquiror SEC Reports was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of them does or will present fairly in all material respects the consolidated financial position of Acquiror and its subsidiaries at their respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Quarterly Reports on Form 10-Q described in clause (a) above are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount.

          Section 4.7 Absence of Certain Changes or Events. Since December 31, 1997, there has been no Material Adverse Effect involving Acquiror and its subsidiaries, taken as a whole, that was not disclosed in Acquiror SEC Reports filed prior to the date of this Agreement with the SEC.

          Section 4.8 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

          Section 4.9.   Year 2000  Compliance.  Except as set forth on Schedule
4.9 or as would not cause a Material Adverse Effect, the information technology used by the Acquiror and its subsidiaries (including, software, firmware and hardware) is designed to be used prior to, during and after the calendar Year 2000 A.D., and such information technology used during each successive time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology used by the Acquiror and its subsidiaries, properly exchanges date/time data with it.

          Section 4.10 Pooling. Neither the Acquiror nor its Affiliates have taken or agreed to take any action that would prevent or adversely affect the ability of the Acquiror from accounting for the business combination to be effected by the Merger as a pooling-of-interests transaction under APB No. 16.

          Section 4.11. Disclosures. To the Acquiror's knowledge, no representation or warranty made by the Acquiror in this Agreement, nor any written statement, record, schedule, report or certificate furnished by the Acquiror to the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1 Conduct of Business by the Company Pending the Merger. Between the date of this Agreement and the Effective Time, unless Acquiror otherwise agrees in writing, the Company will conduct its business, and will cause the businesses of the Subsidiaries to be conducted only in, and the Company and the Subsidiaries will not take any action except in, the ordinary course of business in a manner consistent with past practices. During the foregoing period, the Company will use all reasonable efforts to preserve intact the business organization of the Company and the Subsidiaries; to keep available the services of the present officers, employees, and agents of the Company and the Subsidiaries (except with respect to such Persons as Acquiror shall advise the Company); and to preserve the present relationships of the Company and the Subsidiaries with customers, suppliers, and other Persons with which the Company or any Subsidiary has significant business relations. The Company shall promptly inform Acquiror in writing of any specific event or circumstance of which it is aware, or of which it receives notice, that has or is likely to have, individually or in the aggregate, taken together with the other events or circumstances, a material adverse effect on the current or future earnings of the Company or any Subsidiary, or which constitute a breach of any representations or warranties set forth in Article III hereof. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Subsidiary will, between the date of this Agreement and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

                    (a)  amend  or   otherwise   change   the   Certificate   of
          Incorporation or Bylaws (or similar organizational documents) of the Company or any of the Subsidiaries;

                    (b) sell, encumber, pledge, or otherwise dispose of any material operating or investment assets of the Company or any of the Subsidiaries, except for sales of assets in the ordinary course of business consistent with past practices;

                    (c) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, any shares of capital stock of, any options (including employee stock options), warrants, convertible securities, or other rights to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of the Subsidiaries, or otherwise alter its capital structure;

                    (d) (i) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, property, or any combination thereof) in respect of any of its capital stock, except that (A) the Company may pay regular quarterly dividends that are declared and paid in a manner consistent with past practices at a rate not to exceed $1.47 per Company Common Share per quarter prior to and including the quarter ended March 31, 1999, and $1.53 per Company Common Share per quarter following such quarter [(other than any calendar quarter in which stockholders of the Company will also be entitled to a dividend in respect of the Acquiror Common Stock)], and (B) any direct or indirect wholly-owned Subsidiary of the Company may declare and pay a dividend to its parent, or (ii) amend the terms of, repurchase, redeem, or otherwise acquire, or permit any subsidiary to amend the terms of, repurchase, redeem, or otherwise acquire, any of its capital stock, or propose to do any of the foregoing;

                    (e) amend the terms of, split, combine, or reclassify any of its capital stock or issue, or authorize or propose the issuance of, any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

                    (f) acquire (by merger, purchase of stock or assets, joint venture, or otherwise) any corporation, partnership, or other business organization or division thereof;

                    (g) except as set forth on Schedule 5.1, (i) incur any indebtedness for borrowed money, or issue any debt securities, other than pursuant to its existing line of credit in the ordinary course of business consistent with past practices or in an aggregate additional principal amount that does not exceed $1,000,000; (ii) assume, guarantee (other than the guarantee of indebtedness of the Subsidiaries for borrowed money), endorse (other than the endorsement of checks and other drafts for collection), or otherwise as an accommodation become responsible for, the obligations of any Person, except in the ordinary course of business consistent with past practices; (iii) enter into any credit facility or commitment that is not terminable without the payment of penalty or premium or is not entered into in the ordinary course of business consistent with past practices; or (iv) make any loans or advances, except in the ordinary course of business consistent with past practices;

                    (h) authorize any capital expenditures other than those contained in the 1998 and 1999 capital budgets provided to Acquiror that are, in the aggregate, in excess of $1,000,000 for the Company and the Subsidiaries taken as a whole (provided that the Company shall consult with Acquiror prior to making any unbudgeted capital expenditure in excess of $500,000);

                    (i) except as expressly contemplated by Section 6.7(a) of this Agreement, make any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any employee, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the employees participate) to which any of the employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan other than in any such case (i) in the ordinary course consistent with past practice, (ii) increases in compensation required by the terms of existing employment agreements or other binding commitments that have been disclosed on
          Schedule 3.16, (iii) as required by law, or (iv) as required by the collective bargaining agreements listed as such on Schedule 3.16 hereto (the "Collective Bargaining Agreements");

                    (j) except as expressly contemplated by Section 6.7(a) of this Agreement (i) grant any severance or termination pay, except pursuant to agreements in effect on the date of this Agreement that have been disclosed on Schedule 3.16, (ii) enter into any employment agreement with any director, officer, or employee of the Company or any Subsidiary, (iii) establish, adopt, enter into, or amend any collective bargaining agreement or any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees of the Company or any Subsidiary, and (iv) take any action with respect to any Benefit Plan (including but not limited to the recognition of the transaction contemplated by this Agreement as a change of control) that will cause a discretionary acceleration or increase in the vesting, exercisability, or benefits provided by any such Benefit Plan;

                    (k) modify, amend, terminate or enter into any material contract, agreement or commitment other than in the ordinary course of business consistent with past practices;

                    (l) change its method of accounting as in effect at December 31, 1997 except as may be required by GAAP and as is concurred with by the Company's independent auditors;

                    (m) make or change any election, change an annual accounting period, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any Subsidiary, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Subsidiary, take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent, or other action or omission could have the effect of materially increasing the Tax liability of the Company, any Subsidiary, Acquiror, or any Affiliate of Acquiror;

                    (n) alter in any material respect the customary practices with respect to the credit and collection policies, procedures and practices with respect to accounts receivable of the Company and the Subsidiaries or the provision of discounts, rebates or allowances;

                    (o) dispose of or intentionally fail to keep in effect any rights in, to or for the use of any Permit of the Company or any Subsidiary which, individually or in the aggregate, would have a Material Adverse Effect;

                    (p) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted, or unasserted, contingent or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practices;

                    (q) release or assign any material rights or claims, except in the ordinary course of business in a manner consistent with past practices;

                    (r) permit any insurance policy naming it as a beneficiary or loss payee to be cancelled or terminated, except in the ordinary course of business in a manner consistent with past practices; or

                    (s) enter into an agreement to do any of the actions referred to in paragraphs (a) through (r) above.

          Section 5.2 Other Proposals; Negotiations. Neither the Company, the Subsidiaries, their respective Affiliates nor any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf shall, directly or indirectly, solicit or initiate or participate in any way in inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any information or assistance to, or enter into any agreement with any Person or group of Persons (other than Acquiror or its Affiliates) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition or other transaction (or series of transactions) involving the Company or any Subsidiary, if such merger, consolidation, sale or other transaction would be inconsistent, in any respect, with the transactions contemplated by this Agreement. The Company will promptly notify Acquiror of the substance of any inquiry or proposal concerning any such transaction that may be received by the Company, any Subsidiary, any of their respective Affiliates, or any of their respective officers, directors, employees, lenders, investment banking firms, advisors or other agents.

          Section 5.3 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement, including Section 5.6 hereof):

                    (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents; and

                    (b) to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action).

          Section 5.4 Disclosure Schedules. Prior to the Effective Time, the Company will provide Acquiror with a supplement or amendment to the Company Disclosure Schedules with respect to any matter, condition or occurrence arising after the date of this Agreement which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedules or would have been required to be disclosed as an exception to a particular representation and warranty to make such representation and warranty true and correct. No supplement or amendment of such Company Disclosure Schedules provided to Acquiror after the date of this Agreement shall be deemed to cure any breach of or alter any representation or warranty made in this Agreement.

          Section 5.5 Filings and Authorizations. The parties hereto will as promptly as practicable, make or cause to be made all such filings and submissions under laws, rules and regulations applicable to it or its Affiliates as may be required (in the judgment of the Acquiror) to consummate the terms of this Agreement, including all petitions and applications to be filed or supplied pursuant to the HSR Act, the DGCL and the MGBCL and with (A) to the extent required, the Missouri Public Service Commission (the "MPSC") pursuant to the Missouri Public Service Commission Law (the "Missouri Utility Code"), (B) the Illinois Commerce Commission (the "ILCC") pursuant to the Illinois Public Utilities Act, (C) to the extent required, the Indiana Utility Regulatory Commission (the "INURC") pursuant to the Indiana Public Service Commission Act of 1941 (the "Indiana Utility Code") and (D) the New York Public Service Commission (the "NYPSC") pursuant to the New York Public Service Law. Any such filings and supplemental information will be in substantial compliance with the requirements of the applicable law, rule or regulation. Each of Acquiror and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission with the MPSC, ILCC, INURC and the NYPSC or which is necessary under the HSR Act, the DGCL or MGBCL, and each of Acquiror and the Company shall furnish to the other copies of any correspondence with or from any Authority that relates to the transactions contemplated by this Agreement. The Company and Acquiror shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Authority, including the MPSC, ILCC, INURC, NYPSC, the United States Federal Trade Commission ("FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"), and shall comply promptly with any such inquiry or request. Each of Company and Acquiror will use its reasonable efforts to obtain any clearance required under the HSR Act and from the MPSC, ILCC, INURC, and NYPSC or any other Authority for the Merger and the other transactions contemplated hereby. The Company and Acquiror will furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any governmental or regulatory authorities, domestic or foreign, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement will require or obligate Acquiror (i) to initiate or defend any litigation to which any governmental or regulatory authority, domestic and foreign (including the MPSC, the ILCC, the INURC, the NYPSC, the Antitrust Division of the Justice Department and the Federal Trade Commission) is a party,
(ii) to agree or otherwise become subject to any material limitations on (A) the right of Acquiror or its Affiliates effectively to control or operate the business, assets, or operations of the Company and the Subsidiaries, (B) the right of Acquiror or its Affiliates to acquire or hold the business, assets, or operations of the Company and the Subsidiaries, or (C) the right of Acquiror to exercise full rights of ownership of the Company Common Shares acquired by Acquiror (if any Company Common Shares are so acquired) including, without limitation, the right to vote any Company Common Shares held by Acquiror on all matters properly presented to the Company's stockholders, or (iii) to agree or otherwise be required to sell or dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets, or operations of the Company, any Subsidiary or Acquiror or any of its Affiliates.

          Section 5.6 Cooperation.

                    (a) Acquiror and the Company shall cooperate and shall cause their Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the businesses of the Company and the Subsidiaries contemplated hereby and to minimize the disruption to the Company's and each Subsidiary's business resulting from the transactions contemplated hereby.

                    (b) The Company shall give Acquiror and its representatives (including Acquiror's accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, reasonable access to the properties, contracts, employees, books, records and affairs of the Company and the Subsidiaries, and shall cause their officers, employees, agents and representatives to furnish to Acquiror all documents, records and information (and copies thereof) relating to the businesses of the Company and the Subsidiaries, as Acquiror may reasonably request. Except as otherwise provided in Section 9.15, no investigation or receipt of information by Acquiror pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company under this Agreement or the conditions to the obligations of Acquiror under this Agreement. In the event this Agreement is terminated pursuant to Section 8.1: (a) Acquiror shall keep confidential any information obtained from the Company (except as may be specifically (and only to the extent) required to be disclosed by applicable law or administrative or legal process or pursuant to any securities exchange rules), it being understood that Acquiror will notify the Company in writing at least five business days (to the extent possible) prior to any proposed disclosure of such confidential information (subject to the immediately succeeding sentence) in order to enable the Company to seek an appropriate protective order; and (b) Acquiror shall use all reasonable efforts to return to the Company all documents (and reproductions thereof) supplied by the Company containing information not within the exceptions described in the immediately succeeding sentence, unless Acquiror provides assurances reasonably satisfactory to the Company that such documents have been destroyed. Notwithstanding anything to the contrary contained herein, Acquiror shall not be required to keep confidential and may disclose any information which (i) is or becomes publicly available other than as a result of a disclosure by Acquiror in breach of this Agreement,
          (ii) is or becomes available to Acquiror on a non-confidential basis, or was within the possession of Acquiror and its Affiliates prior to its being furnished to Acquiror, or (iii) was independently developed without reference to any such information furnished by the Company to Acquiror hereunder.

          Section 5.7 State Takeover Statutes. The Company shall take all reasonable steps, whether by action of the Company's Board of Directors, stockholders or otherwise, to exempt the Company and the Merger from the requirements, if applicable, of the takeover laws of the State of Missouri, and any anti-takeover provisions contained in the Company's Certificate of Incorporation or Bylaws.

          Section 5.8 Delivery of Financial Statements and Reports. The Company shall furnish to Acquiror within sixty (60) days after the close of each interim quarterly accounting period occurring prior to the Merger, (i) consolidated and consolidating balance sheets as at the end of each such quarterly period, the related consolidated statements of income and retained earnings of the Company and the Subsidiaries for the period then ended prepared on a quarterly basis, and the related consolidated and consolidating statements of income and retained earnings of the Company and the Subsidiaries for the period then ended prepared on a fiscal year basis. The Company shall furnish to Acquiror within ninety (90) days after the end of the Company's fiscal year, (i) consolidated and consolidating balance sheets as at the end of such period and the related consolidated and consolidating statements of income and retained earnings and cash flows of the Company and the Subsidiaries for the period then ended prepared on a fiscal year basis. In connection with any financial statements delivered by the Company to Acquiror pursuant to this Section 5.8, the Company shall deliver a certificate by the Company's president or principal financial officer certifying that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied by the Company, except for any inconsistencies explained in such certificate. For the Company's fiscal year-end, such financial statements shall have been audited by PricewaterhouseCoopers LLP or another independent certified public accountant selected by the Company and acceptable to Acquiror, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied by the Company.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1 Notification of Certain Matters. The Company will give prompt notice to Acquiror and Acquiror will give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect,
(ii) any failure by the Company or Acquiror, as the case may be, to perform any of the obligations required to be performed by them under this Agreement in any material respect, and (iii) the occurrence, or non-occurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any condition to the obligations of the Company or Acquiror not to be satisfied. The delivery of any notice pursuant to this Section 6.1 will not limit or otherwise affect the remedies available under this Agreement to the party receiving the notice. Each party will give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          Section 6.2 Further Action. Upon the terms and subject to the conditions of this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary or advisable to consummate as promptly as practicable the transactions contemplated by this Agreement; to obtain in a timely manner all necessary waivers, consents, and approvals; to effect all necessary registrations and filings; and otherwise to satisfy or cause to be satisfied all conditions to its obligations under this Agreement.

          Section 6.3 Public Announcements. No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, unless counsel to Acquiror advises Acquiror that such announcement or statement may be required by law or any listing agreement with, or rules of, the NYSE (in which case the parties shall make reasonable efforts to consult with each other prior to such required announcement).

          Section 6.4 Affiliates. The Company has delivered to Acquiror a list of names and addresses of those Persons who may at the time of the Company stockholders' vote approving, or consenting to, as the case may be, the Merger, have been "affiliates" of the Company within the meaning of Rule 145 ("Rule 145") (each such Person, together with each Person identified below, a "Rule 145 Affiliate") under the Securities Act. The Company will provide to Acquiror such information and documents as Acquiror reasonably requests for purposes of reviewing such list. Nothing in this Section 6.4 shall be deemed to be a representation or warranty by the Company that the Rule 145 Affiliates are or were affiliates within the meaning of Rule 145. The Company will add to such list the names and addresses of any other Person (within the meaning of Rule
145) that Acquiror reasonably identifies (by written notice to the Company) as being a Person who may be deemed to be a Rule 145 Affiliate of the Company. The Company will use all reasonable efforts to deliver or cause to be delivered to Acquiror, prior to the Effective Time, from each of the Rule 145 Affiliates of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Effective Time in form and substance satisfactory to Acquiror to the effect that such Person acknowledges that such Person may be an underwriter for the purposes of Rule 145 and agrees to certain restrictions on the disposition of Acquiror Common Stock to be issued to such Person in the Merger.

          Section 6.5 Preserving Qualification as Reorganization under Section 368 of the Code and Pooling of Interests Accounting Treatment. Neither the Company nor Acquiror or their respective Affiliates will take, or agree to take, any actions that would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368 of the Code or which would prevent or adversely affect the ability of the Acquiror from accounting for the business combination to be effected by the Merger as a pooling-of-interests transaction under APB No. 16.

          Section 6.6 Additional Board Seats. As promptly as practicable after the Effective Time, in accordance with and subject to the requirements of the DGCL, the Certificate of Incorporation and Bylaws of Acquiror, the Board of Directors of Acquiror will increase the size of the Acquiror Board of Directors by adding two additional board seats, and will fill such vacancies by appointing Frederick S. Kirkpatrick and William White to the Board of Directors of Acquiror.

          Section 6.7.  Employee Matters.

                    (a) Prior to the Effective Time, the Company will amend the National Enterprises Inc. and Continental Water Company Phantom Stock Plans to provide (i) that all unvested awards under such plans will vest upon the consummation of the Merger, (ii) that such awards shall be payable immediately prior to consummation of the Merger, (iii) and that such plan shall terminate following such payment.

                    (b) Following the Effective Time, the Surviving Corporation shall, or shall cause the Subsidiaries to, maintain employee benefit and welfare plans, programs, contracts, agreements, severance plans, policies and executive perquisites, for the benefit of active and retired employees of the Company and its Subsidiaries (excluding, for purposes of this Section, employees covered by collective bargaining agreements) which in the aggregate provide benefits that are substantially equivalent to the benefits provided, to such active or retired employees on the date hereof, or in the alternative, to provide benefits that are at least equal, on an overall basis, to those provided by Acquiror's Subsidiaries to their other employees of comparable status and seniority.

          Section 6.8. Tax Certificates. Immediately prior to the Closing Date, the Company shall deliver to Acquiror certificates of officers of the Company, which counsel may reasonably require in connection with their opinion under
Section 7.2(f), and Acquiror shall deliver to the Company certificates of officers of the Acquiror which counsel may reasonably require in connection with their opinion under Section 7.3(e).

          Section 6.9. Due Diligence. The Company and Acquiror agree that from the date hereof until February 17, 1999, Acquiror and its counsel, accountants and other representatives shall have the right to conduct and complete a due diligence investigation of the Company, its subsidiaries and their respective businesses and the Company shall cooperate with such investigation. If the results of such due diligence investigation are not satisfactory to Acquiror, in its sole and absolute discretion, Acquiror shall have the right to terminate this Agreement on or prior to February 17, 1999 by written notice to the Company. If Acquiror terminates this Agreement pursuant to this Section 6.9, neither Acquiror nor the Company shall have any liability to the other arising out of, or in connection with, this Agreement.


                                   ARTICLE VII

                              CONDITIONS OF MERGER

          Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of each party to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                    (a) Regulatory Approval. Each of the MPSC, ILCC, INURC, NYPSC (other than those in which Acquiror has chosen not to file for approval) shall have issued an order approving the transactions contemplated hereby, each such order shall not contain any restrictions or conditions (other than those in effect on the date hereof) which would have a Material Adverse Effect, and each such order shall have become final and unappealable with no request for a stay or motion for reconsideration or rehearing having been filed; and all other statutory and regulatory consents, approvals and filings which are required under the laws or regulations of the United States and other Authorities shall have been obtained or made.

                    (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                    (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, other order shall have been issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement, nor shall there be pending or overtly threatened any proceeding brought by any administrative, governmental, or regulatory authority, domestic or foreign, seeking such an order, injunction, or other restraint or prohibition. No action shall have been taken, and no statute, rule, regulation, or order shall have been entered, enforced, or deemed applicable to the Merger, that prohibits the consummation of the transactions contemplated by this Agreement.

          Section 7.2 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Merger are also subject to the following conditions:

                    (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (which for purposes of this Section 7.2(a) shall be read as though none of them contained any materiality, Material Adverse Effect or correlative terms or qualifiers) shall be true and correct in all respects, on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date, as the satisfaction of the foregoing condition with respect to such representations and warranties will be determined as of that particular date), except for transactions expressly permitted by the terms of Section 5.1 of this Agreement and except where the failure of the representations and warranties of the Company in the aggregate to be true and correct in all respects would not have a Material Adverse Effect; and Acquiror shall have received a certificate to that effect signed by the President or Chief Financial Officer of the Company in such officer's capacity as such and without personal liability therefor.

                    (b) Agreements and Covenants. The Company shall have performed or complied, in all material respects, with all of the obligations under this Agreement to be performed or complied with by it on or prior to the Effective Time; and Acquiror shall have received a certificate to that effect signed by the President or Chief Financial Officer of the Company.

                    (c) Consents Obtained. All material consents, waivers, approvals or authorizations of third parties required to be obtained, and all filings required to be made or notices required to be sent, by the Company for the authorization, execution, and delivery of this Agreement and the performance of the Company's obligations under this Agreement shall have been obtained, made and sent by the Company.

                    (d) Opinion of the Company's Counsel. Acquiror shall have received from Bryan Cave LLP, or other counsel reasonably satisfactory to Acquiror, an opinion dated as of the Effective Time in the form set forth in Exhibit B hereto.

                    (e) Opinion of Company's Accountants. Acquiror shall have received a letter, in form and substance reasonably satisfactory to Acquiror, from PricewaterhouseCoopers LLP dated the Effective Time stating that the business combination to be effected by the Merger will qualify as a pooling-of-interests transaction under APB No. 16.

                    (f) Tax Opinion. Acquiror shall have received from Dechert Price & Rhoads, an opinion dated as of the Effective Time stating that the Merger will qualify as a "reorganization" under Section 368 of the Code and that no gain or loss for federal income tax purposes will be recognized by a stockholder of the Company upon the exchange of Company Common Shares solely for Acquiror Common Stock; provided, that such opinion may be based on assumptions, contain qualifications and rely upon customary representations of officers of the Company and the Acquiror appropriate to its subject matter.

                    (g) Material Changes. There shall not have occurred any change that as of the Effective Time would have a Material Adverse Effect on the Company.

                    (h) Resignations of Certain Officers and Directors. The Company shall have delivered to Acquiror resignations of those officers and directors of the Company and the Subsidiaries set forth on Schedule 7.2(h).

                    (i) Shareholders Agreements. All agreements among the Company and any stockholder of the Company, including but not limited to the Stock Restriction and Purchase Agreement dated November 15, 1985 and amended and renewed November 17, 1989, and the Agreement By and Among the Directors of National Enterprises, Inc., shall have been terminated.

          Section 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

                    (a) Representations and Warranties. The representations and warranties of Acquiror contained in this Agreement (which for purposes of this Section 7.3(a) shall be read as though none of them contained any materiality, Material Adverse Effect or correlative terms or qualifiers) shall be true and correct in all respects, on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date, as the satisfaction of the foregoing condition with respect to such representations and warranties will be determined as of that particular date), except where the failure of the representations and warranties of the Acquiror in the aggregate to be true and correct in all respects would not have a Material Adverse Effect; and the Company shall have received a certificate to that effect signed by the President or Chief Financial Officer of Acquiror, in such officer's capacity as such and without personal liability therefor.

                    (b) Agreements and Covenants. Acquiror shall have performed or complied, in all material respects, with all of the obligations under this Agreement to be performed or complied with by it on or prior to the Effective Time; and the Company shall have received a certificate to that effect signed by the President or Chief Financial Officer of Acquiror.

                    (c) Opinion of Acquiror's Counsel. The Company shall have received from Dechert Price & Rhoads, an opinion dated as of the Effective Time in the form set forth in Exhibit C hereto.

                    (d) Opinion of Acquiror's Accountants. The Company shall have received a letter, in form and substance reasonably satisfactory to the Company, from PricewaterhouseCoopers LLP dated the Closing Date stating that the business combination to be effected by the Merger will qualify as a pooling-of-interests transaction under APB No. 16.

                    (e) Tax Opinion. The Company shall have received from Bryan Cave LLP an opinion dated as of the Effective Time stating that the Merger will qualify as a "reorganization" under Section 368 of the Code and that no gain or loss for federal income tax purposes will be recognized by a stockholder of the Company upon the exchange of Company Common Shares solely for Acquiror Common Stock; provided, that such opinion may be based on assumptions, contain qualifications and rely upon customary representations of officers of the Company and the Acquiror appropriate to its subject matter.

                    (f) Material Changes. There shall not have occurred any change that as of the Effective Time would have a Material Adverse Effect on the Acquiror.

                    (g) Registration Rights Agreement. Acquiror shall have executed and delivered to the Company a registration rights agreement in the form set forth in Exhibit D hereto.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

          Section 8.1 Termination. This Agreement may be terminated, and the Merger contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, notwithstanding the adoption of this Agreement and the approval of the Merger by the stockholders of the Company:

                    (a) by mutual written consent duly authorized by the Board of Directors of Acquiror and by the Board of Directors of the Company;

                    (b) by either Acquiror or the Company if the Merger has not been consummated by July 30, 1999, except that the right to terminate this Agreement under this Section 8.1(b) will not be available to any party whose willful failure to perform any material obligation or to fulfill any material condition under this Agreement has been the proximate cause of, or resulted in, the failure of the Effective Time to occur on or before that date;

                    (c) by either Acquiror or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final non-appealable order, decree, or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                    (d) by the Company at any time (i) if the representations and warranties of the Acquiror contained in this Agreement (which for purposes of this Section 8.1(d) shall be read as though none of them contained any materiality, Material Adverse Effect or correlative terms or qualifiers) shall not be true and correct in all respects, when made or at any time thereafter, such that the failure of the representations and warranties of the Acquiror in the aggregate to be true and correct in all respects would have a Material Adverse Effect, or (ii) if the Acquiror shall not have performed or complied, in all material respects, with all of the obligations under this Agreement to be performed or complied with by it (collectively, an "Acquiror Breach"), and in each case of (i) and (ii) such Acquiror Breach shall not reasonably be capable of being remedied or cured by the date set forth in Section 8.1(b);

                    (e) by Acquiror at any time (i) if the representations and warranties of the Company contained in this Agreement (which for purposes of this Section 8.1(e) shall be read as though none of them contained any materiality, Material Adverse Effect or correlative terms or qualifiers) shall not be true and correct in all respects, when made or at any time thereafter, such that the failure of the representations and warranties of the Company in the aggregate to be true and correct in all respects would have a Material Adverse Effect, or (ii) if the Company shall not have performed or complied, in all material respects, with all of the obligations under this Agreement to be performed or complied with by it (collectively, a "Company Breach"), and in each case of (i) and (ii) such Company Breach shall not reasonably be capable of being remedied or cured by the date set forth in Section 8.1(b); or

                    (f) by Acquiror on or before  February 17, 1999  pursuant to
          Section 6.9.

          Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for the provisions of this Article VIII,
Section 6.3 (relating to public announcements), Section 9.9 (relating to governing law) and Section 9.13 (relating to jurisdiction) which shall not terminate but shall continue. Following such termination, there shall be no liability for any non-willful breach by either party of the terms and provisions of this Agreement prior to such termination; provided, that nothing in this
Section 8.2 or Section 9.1 shall be deemed to release either party from any liability for any willful breach by such party of the terms and provisions of this Agreement prior to any such termination. Notwithstanding the foregoing, if Acquiror terminates this Agreement pursuant to Section 6.9, neither Acquiror nor the Company shall have any liability to the other arising out of, or in connection with, this Agreement.

          Section 8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by it will be paid by the party incurring the fees and expenses, whether or not the Merger is consummated. Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute between the parties, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for legal fees and expenses incurred by the prevailing party in the pursuit or defense of such dispute, as the case may be.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          Section 9.1  Nature and Survival of  Representations  and  Warranties.
The representations and warranties in this Agreement will terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be.

          Section 9.2 Construction. Acquiror and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Acquiror and the Company, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified. The word "or" shall not be exclusive. Provisions of this Agreement shall apply, when appropriate, to successive events and transactions. Section references refer to this Agreement unless otherwise specified. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that (1) such matter is not in the ordinary course of business consistent with past practice, or (2) such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not in the ordinary course of business or is or is not material for purposes hereof.

          Section 9.3 Notices. All notices and other communications to be given in connection with this Agreement must be in writing and will be deemed to have been given at the time of delivery if delivered personally; at the time of transmission if transmitted by facsimile (with confirmation of receipt); on the day after being sent if sent by overnight courier (with courier's fee prepaid); or three business days after being mailed if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses:

                    (a) If to Acquiror:

                        American Water Works Company, Inc.
                        1025 Laurel Oak Road
                        P.O. Box 1770
                        Voorhees, NJ  08043
                        Facsimile No.: (609) 346-8229
                        Attention: J. James Barr
                        President and Chief Executive Officer

                    With copies to:

                        American Water Works Company, Inc.
                        1025 Laurel Oak Road
                        P.O. Box 1770
                        Voorhees, NJ  08043
                        Facsimile No.: (609) 346-8229
                        Attention: W. Timothy Pohl, Esquire
                                   Secretary and General Counsel

                    and

                        Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, PA  19103-2793
                        Facsimile No.: (215) 994-2222
                        Attention: George W. Patrick, Esquire

                    (b) If to the Company:

                        National Enterprises Inc.
                        535 North New Ballas Road
                        St Louis, MO  63141-6875
                        Facsimile No.: (314) 997-2451
                        Attention: Robert A. Dolson
                                   President

                    With a copy to:

                        Bryan Cave LLP
                        One Metropolitan Square
                        211 North Broadway, Suite 3600
                        Facsimile No.: (314) 259-2020
                        Attention: John J. Goebel, Esq.

          Section 9.4 Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. References to schedules in this Agreement are references to the Schedules.

          Section 9.5 Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement in order to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are carried out to the extent possible.

          Section 9.6 Entire Agreement; Beneficiaries. This Agreement together with the Schedules and Exhibits hereto constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements or understandings, both written and oral, between the parties. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

          Section 9.7 Assignment. This Agreement may not be assigned by operation of law or otherwise without the consent of all of the parties.

          Section 9.8 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each of the parties, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy.

          Section 9.9 Governing Law. This Agreement will be governed by, and interpreted in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

          Section 9.11 Remedies for Breach. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or were otherwise breached. Each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, neither of the parties shall be entitled to any monetary damages or compensation of any kind arising from any non-willful breach by the other party of the terms and provisions of this Agreement.

          Section 9.12 Commencement of Suits, Actions, Etc. The Company agrees that any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby commenced by the Company against the Acquiror (other than a counterclaim or similar responsive claim) shall be commenced in the United States District Court for the State of New Jersey, or to the extent such court would not have jurisdiction over such action, in the Superior Court of New Jersey, Camden County Division (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). The Acquiror agrees that any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby commenced by the Acquiror against the Company (other than a counterclaim or similar responsive claim) shall be commenced in the United States District Court for the Eastern District of Missouri, or to the extent such court does not have jurisdiction over such action, in the Circuit Court of St. Louis County in Missouri (and agrees not to commence any action, suit or proceeding relating hereto except in such courts).

          Section 9.13 Amendment; Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the covenants or agreements contained herein and performance of any obligations by the other party; and (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party providing such waiver or extension, as the case may be. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. Notwithstanding anything to the contrary in this Section 9.13 or in
Section 8.1(b), in the event that Acquiror has filed a petition or application with (a) the MPSC pursuant to the Missouri Utility Code or (b) the INURC pursuant to the Indiana Utility Code and the condition set forth in Section 7.1(a) with respect to either the MPSC or the NYPSC has not been satisfied by July 26, 1999, either Acquiror or the Company may by giving written notice to the other party on or prior to July 30, 1999, unilaterally extend the date specified in Section 8.1(b) to "September 30, 1999."

          Section 9.14 Captions. The Article, Section, and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement, and will not be deemed to limit or otherwise affect any of the provisions hereof.

          Section 9.15 Additional Disclosures. For purposes of this Agreement, the Company shall not be deemed to breach any representation and warranty contained in this Agreement or be deemed to have failed to satisfy the condition set forth in Section 7.2(g) of this Agreement to the extent that the matter giving rise to the breach or non-satisfaction of condition was

                    (a) fairly disclosed in,

                    (b) apparent on its face from, or

                    (c) reasonably foreseeable from,

the disclosure made in or by (i) agreements, documents or certificates expressly required to be delivered by the Company to Acquiror under the terms of this Agreement and that were actually delivered to Acquiror prior to the date hereof;
(ii) written letters and memoranda describing issues to be disclosed and addressed to J. James Barr, Gerald C. Smith or W. Timothy Pohl, on the one hand, by Robert A. Dolson, Terry L. Gloriod, Richard T. Ciottone or Phillip H. Peters, on the other hand, and actually delivered prior to the date hereof; or (iii) the schedules to this Agreement and the agreements and documents expressly listed thereon and provided to Acquiror. Notwithstanding the foregoing,

                    (y) the consequences of any failure of the Borman Park Intake Tunnel (other than the cost of replacing it) or

                    (z) any circumstances resulting in an injury to a Person shall be deemed not to be disclosed or reasonably foreseeable from any disclosures.


          IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above.

                                        AMERICAN WATER WORKS COMPANY, INC.

                                        By:_________________________________
                                           J. James Barr
                                           President and Chief Executive Officer


                                        NATIONAL ENTERPRISES INC.

                                        By:_____________________________________
                                           Robert A. Dolson
                                           President